Exhibit 10.8.1

Third Point Reinsurance Limited
Director Service Agreement
This DIRECTOR SERVICE AGREEMENT, dated as of November 6, 2013, is entered into by and between Third Point Reinsurance Ltd., a Bermuda corporation (the “Company”), and the Director whose name appears on the signature page hereof (the “Director”). Capitalized terms used herein without definition shall have the meanings given to such terms in Section 6.
WHEREAS, the shareholders of the Company have or the Board has appointed the Director as a member of the Board and the Director has accepted such appointment;
WHEREAS, the Company and the Director desire to enter into an agreement that sets forth the terms and conditions of the Director’s service on the Board; and
NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein, the parties hereto agree as follows:
1.Appointment and Term. The Director hereby agrees to serve as a member of the Board, subject to the terms and conditions set forth herein. The appointment of the Director shall [commence on the date hereof and] continue until the [first][second][third] annual meeting of the shareholders of the Company that occurs after the date hereof, unless sooner terminated by either the shareholders of the Company or the Director at any time, provided that if the Director is reelected by the shareholders of the Company at such annual meeting, then the Director’s service pursuant to the terms and provisions of this Agreement shall be automatically extended through the end of the term of such election. The period during which the Director provides services pursuant to the terms and provisions of this Agreement shall be referred to as the “Service Period”. [This Agreement shall amend and replace Sections 1 and 2 of the Director Service Agreement, dated as of [___________], 2012, between the Director and the Company (the “Prior Service Agreement”). The Director hereby agrees and acknowledges that the Prior Service Agreement is further amended such that, effective as of the date hereof, (a) 40% of each tranche of options granted thereunder (rounded in each case to the nearest whole share) shall be forfeited and cancelled and (b) the remaining 60% of each tranche of options granted thereunder shall be fully vested and exercisable.]
2.    Compensation. During the Service Period, in full consideration of the performance by the Director of the Director’s obligations hereunder, the Director shall receive from the Company compensation at an annual rate of not less than

$200,000 per year (the “Compensation”), payable in accordance with the terms of the Company’s Director Compensation Policy, as in effect from time to time. A copy of the Director Compensation Policy in effect on the date hereof is attached hereto as Exhibit A. The portion of the Compensation paid in the form of an option grant, shall be subject to the terms and conditions of the option agreement attached hereto as Exhibit B.
3.    Reimbursement of Expenses. The Director shall be reimbursed for all proper and reasonable out-of-pocket expenses incurred by him or her in preparing for and attending meetings of the Board or any committee of the Board, including meals, lodging, and transportation to and from Board or committee meetings and any other expenditure preapproved by the Company and incurred by the Director in the proper performance of his or her duties.
4.    Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby.
5.    Modifications and Waivers. No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by any party hereto of any breach by any other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.
6.    Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:
“Agreement” means this Director Service Agreement, as the same may be amended, modified, supplemented, or restated from time to time after the date hereof.
“Board” means the Board of Directors of the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company” shall have the meaning set forth in the preamble to this Agreement.
“Committee” means the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.
“Director” shall have the meaning set forth in the preamble to this Agreement.

“Subsidiary” means any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.
7.    Miscellaneous.
(a)    Notices. All notices, requests, demands, letters, waivers, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) sent by fax, as follows:
(i)    If to the Company, to it at:
Third Point Reinsurance Ltd.
Chesney House
1st Floor
96 Pitts Bay Road
Pembroke HM 06
Bermuda
Attn: General Counsel
(ii)    If to the Director, to the Director’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company.

All such notices, requests, demands, letters, waivers, and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.
(b)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.
(c)    Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder, subject to the requirements of law.
(d)    No Right to Nomination for Reelection. Nothing in this Agreement shall be deemed to confer on the Director any right to be nominated for reelection to the Board, or to interfere with or limit in any way the right of the Governance and Nominating Committee of the Board to determine nominations for Board service.
(e)    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the law that might be applied under principles of conflict of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the Federal and state courts of New York State located in New York County in respect of the interpretation and enforcement of the provisions of this Agreement. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such action, suit or proceeding and agrees that the mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 7(a) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY FURTHER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION, OR VALIDITY OF THIS AGREEMENT. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) each such party understands and has considered the implications of this waiver, (C) each such party makes this waiver voluntarily, and (D) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7(d).
(f)    Section 409A of the Code. This Agreement is intended to be exempt from or comply with the requirements of Section 409A of the Code and all provisions contained herein, including, but not limited to, any adjustment provisions, shall be construed and interpreted in accordance with such intent.
(g)    Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(h)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Director have duly executed this Agreement as of the date first above written.
THIRD POINT REINSURANCE LTD.

By:	Name: Title:
DIRECTOR
__________________________________________
[Director Name]

5